Iowa Insurance Companies to Host Des Moines Insurance Conference June 28 Des Moines, Iowa, May 11, 2016 – Five Iowa insurance companies are collaborating to host the third annual Des Moines Insurance Conference on June 28, 2016 in Des Moines, Iowa. Participating companies along with executive management speakers include: Aegon (NYSE: AEG) David Paulsen, President – Transamerica Distributors American Equity Investment Life Holding Company (NYSE: AEL) John Matovina, Chief Executive Officer Ted Johnson, Chief Financial Officer Jeff Lorenzen, Chief Investment Officer Ron Grensteiner, President, American Equity Investment Life Insurance Company EMC Insurance Group Inc. (NASDAQ: EMCI) Bruce Kelley, President & Chief Executive Officer Kevin Hovick, Executive Vice President & Chief Operating Officer Scott Jean, Executive Vice President for Finance and Analytics FBL Financial Group, Inc. (NYSE: FFG) Jim Brannen, Chief Executive Officer Don Seibel, Chief Financial Officer Ray Wasilewski, Chief Operating Officer – Life Companies Principal Financial Group (NYSE: PFG) Terry Lillis, Executive Vice President & Chief Financial Officer Deanna Strable, President U.S. Insurance Solutions The conference will be held at Principal’s headquarters in Des Moines, Iowa on Tuesday, June 28, 2016 beginning at 8:00 a.m. CT. The program includes individual company fireside chats with Q&A sessions. The event is hosted in partnership with the CFA Society Iowa and is open to institutional investors, CFA Society Iowa members and other investment professionals. To register for the 2016 Des Moines Insurance Conference, please contact one of the company representatives listed below. Exhibit 99

Contact Information Aegon Tyler Schuett Investor Relations Officer +31 70 344 8753 Tyler.Schuett@Aegon.com American Equity Investment Life Holding Co. Julie LaFollette Director of Investor Relations 515.273.3602 JLaFollette@American-Equity.com EMC Insurance Group Inc. Steve Walsh Director Investor Relations 515.345.2515 Steve.T.Walsh@EMCIns.com FBL Financial Group, Inc. Kathleen Till Stange Vice President Corporate & Investor Relations 515.226.6780 Kathleen.TillStange@FBLFinancial.com Principal Financial Group John Egan Vice President – Investor Relations 515.235.9500 Egan.John@Principal.com